Exhibit 99.1

PRESS RELEASE

DTS Reports Third Quarter 2004 Financial Results

Agoura Hills, Calif. – November 4, 2004 - Digital Theater Systems, Inc. (DTS) (Nasdaq: DTSI) today announced financial results for the third quarter and nine months ended September 30, 2004.

For the third quarter of 2004, DTS reported total revenues of $16.0 million, an increase of 20% over revenue of $13.3 million reported in the third quarter of 2003.  Net income attributable to common stockholders was $3.2 million, an increase of 35% over $2.4 million reported in the third quarter of 2003.  On a per share basis, net income attributable to common stockholders was $0.18 per diluted share for the third quarter of 2004, compared to $0.16 per diluted share reported in the third quarter of 2003.  Diluted weighted average shares outstanding were 18.2 million for the third quarter of 2004 and 15.1 million for the third quarter of 2003.

Gross margins in the third quarter of 2004 improved to 81% from 78% in the third quarter of 2003 and operating margins were 29% compared to 30% in the third quarter of 2003.  The Company generated $4.6 million in income from operations and closed the quarter with $113.5 million in cash, cash equivalents, and short- and long-term investments, an increase of $6.3 million over the prior quarter.

“We posted solid growth in our consumer business and strength in our base theatrical audio business in the third quarter, despite lower than expected revenue contribution from our newer theatrical products,” commented Jon Kirchner, President and CEO of DTS. “In our consumer licensing business, we reported 21% year-over-year growth as we continued to see global growth in the home audio/visual market and increasing penetration across a range of consumer electronics devices.  Additionally, we made encouraging progress in emerging markets for our audio technology such as car and PC and we received positive news about the mandatory inclusion of DTS technology in the next-generation standards for high definition disc players.  This means that DTS will be included in future devices and applications that support the use of next generation optical disc standards, which we expect will include PC drives and gaming platforms, among others.”

“Our base theatrical audio business generated 26% year-over-year growth, and our recent deal with Cinecom in Switzerland provides a concrete example of the potential future growth in the pre-show and subtitle markets.  These markets, while expected to be sizable over the long term, are taking longer to develop than we had originally expected, and we are therefore moderating our expectations for revenue from these products, but continue to expect our consumer business to grow in-line with the overall market for DVD and home theater.”

“Looking ahead, we are optimistic about the long-term potential for our business. Our growth and profitability continues to be driven by the strength of our high margin consumer licensing business, which we expect, through the inclusion of our technology in key next generation standards, will be a long-term value driver for years to come.  Our activities outside licensing bring us strategic benefits and offer us opportunity for incremental upside growth as the markets evolve.  We believe that we are well positioned to capitalize on the broad market acceptance of our technology and our high quality reputation as we further develop our brand globally,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s third quarter results today, Thursday, November 4, 2004, starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dtsonline.com.   A replay of the webcast will begin two hours after the completion of the call, and will be available through November 18, 2004.  An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on November 4, 2004, through November 8, 2004, by dialing 800-405-2236 and entering the passcode 11011668.

About DTS

DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are more than 280 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software.  Additionally, DTS is featured on more than 23,000 motion picture screens worldwide.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Japan and China.  For further information, please visit www.dtsonline.com.

DTS is a trademark of Digital Theater Systems, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr The Blueshirt Group for DTS 415-217-7722 erica@blueshirtgroup.com vanessa@blueshirtgroup.com	Kristin Thomson Director of Public Relations DTS 818-706-3525 kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in the Company’s public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of December 31, 2003	As of September 30, 2004
		(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$89,341	$69,558
Short-term investments	10,048	27,268
Accounts receivable, net of allowance for doubtful accounts of $429 and $408 at December 31, 2003 and September 30, 2004, respectively	3,962	5,321
Inventories	7,552	8,275
Deferred tax assets, net	6,025	6,610
Prepaid expenses and other	1,846	2,301
Income tax receivable	660	—
Total current assets	119,434	119,333
Long-term investments	2,998	16,649
Property and equipment, net	3,092	3,324
Intangible assets, net	424	1,809
Deferred tax assets	1,527	2,969
Other assets	20	441
Total assets	$127,495	$144,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,829	$2,589
Accrued expenses	5,795	7,248
Income taxes payable	—	975
Total current liabilities	8,624	10,812
Commitments and contingencies
Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2003 and September 30, 2004; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2003 and September 30, 2004; 16,512,885 and 17,015,933 issued and outstanding at December 31, 2003 and September 30, 2004, respectively	2	2
Additional paid-in capital	115,512	120,570
Retained earnings	3,357	13,141
Total stockholders’ equity	118,871	133,713

Total liabilities and stockholders’ equity	$127,495	$144,525

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2004	2003	2004
	(Unaudited)
Revenues:
Technology and film licensing	$10,632	$13,058	$30,310	$36,275
Product sales and other revenues	2,702	2,894	6,481	8,526
Total revenues	13,334	15,952	36,791	44,801
Cost of goods sold:
Technology and film licensing	1,294	1,199	3,179	3,345
Product sales and other revenues	1,596	1,911	4,913	5,578
Total cost of goods sold	2,890	3,110	8,092	8,923
Gross profit	10,444	12,842	28,699	35,878
Operating expenses:
Selling, general and administrative	5,092	6,746	14,948	19,984
Research and development	1,304	1,501	3,648	4,401
Total operating expenses	6,396	8,247	18,596	24,385
Income from operations	4,048	4,595	10,103	11,493
Interest income, net	116	373	139	1,122
Other income (expense), net	(65)	31	(142)	—
Legal settlement	—	—	—	2,601
Income before provision for income taxes	4,099	4,999	10,100	15,216
Provision for income taxes	1,407	1,774	3,534	5,432
Net income	2,692	3,225	6,566	9,784
Accretion and accrued dividends on preferred stock	(299)	—	(1,234)	—
Net income attributable to common stockholders	$2,393	$3,225	$5,332	$9,784

Net income attributable to common stockholders per common share:
Basic	$0.19	$0.19	$0.74	$0.58
Diluted	$0.16	$0.18	$0.59	$0.54
Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	12,691,607	17,005,750	7,227,480	16,805,643
Diluted	15,134,737	18,217,995	9,058,898	18,129,068